Exhibit 23.1


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Henry Schein, Inc.
New York, New York

    We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 23, 1996 relating to the consolidated financial statements of Henry Schein, Inc. and Subsidiaries, our report dated July 24, 1995 relating to the financial statements of Veratex (a division of The Veratex Corporation) and our report dated February 16, 1996 relating to the consolidated financial statements of HS Pharmaceutical, Inc. and Subsidiaries which are contained in that Prospectus, and of our report dated February 23, 1996, relating to the schedule which is contained in Part II of the Registration Statement.

    We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                                        BDO SEIDMAN, LLP
                                                        BDO SEIDMAN, LLP


New York, New York
June 3, 1996